Exhibit 10.6

FIRST AMENDMENT

  This First Amendment ("Amendment") amends the Pharmacy Services Prime Vendor Agreement, dated as of February 1, 2002, ("Prime Vendor Agreement") between Allscripts Healthcare Solutions, Inc. ("Parent") and Bergen Brunswig Drug Company, doing business as AmerisourceBergen and its affiliates ("ABC"). This Amendment is among Parent, ABC and Allscripts, Inc. ("Allscripts") and is entered into as of July 31, 2002 ("Effective Date").

RECITALS

A. Allscripts is the wholly owned subsidiary of Parent and Parent is the holding company that, among other things, owns and controls Allscripts.

B. Allscripts is a licensed wholesale repackaging manufacturer that sells prescription (Rx) and other pharmaceutical products (Products) to physicians' offices and clinics.

C. The parties desire to amend the Prime Vendor Agreement in order to substitute the operating company, Allscripts, as the appropriate party to the agreement, subject to the terms of this Amendment.

Now, therefore, the parties agree as follows:

1. Defined Terms and Effect Of This Amendment. Capitalized terms in this Amendment that are not otherwise defined have the meaning set forth in the Prime Vendor Agreement. Except as otherwise set forth in this Amendment, the Prime Vendor Agreement will continue in full force in accordance with its terms. If there is any conflict between the Prime Vendor Agreement and any provision of this Amendment, this Amendment will control.

2. Change of Parties. As the operating company, Allscripts (and not Parent) is the appropriate party to the Prime Vendor Agreement that was entered into on its behalf by Parent. Pursuant to this Amendment, the parties desire to substitute Allscripts as a party to the Prime Vendor Agreement and, except as provided in this Amendment, to remove Parent as a party.

3. Guarantee. Parent guarantees to ABC payment, performance and observance by Allscripts of each covenant of Allscripts under the Prime Vendor Agreement or any other contract between ABC and Allscripts. Parent agrees to pay ABC, within five (5) days of written notice, all debts and liabilities of Allscripts to ABC, if they are not paid on time or if Allscripts otherwise defaults in the terms of any obligation to ABC. This guarantee is a guarantee of payment and performance and not of collection. Parent waives any right to require that any action against Allscripts or any other person be taken prior to action being taken against Parent.

4. Security Interest & Financing Statements. In addition to the rights granted by Allscripts under Paragraph VIII(M), Parent and Allscripts hereby authorize ABC to file a financing statement under the Prime Vendor Agreement to include Parent or to amend any previously filed financing statement to add Allscripts as an additional debtor.

5. Notices. The addresses for each party, as provided on the signature page of the Prime Vendor Agreement, are hereby amended to read as follows:

Allscripts, Inc.	Bergen Brunswig Drug Company
2401 Commerce Drive	1300 Morris Drive, Suite 100
Libertyville, IL 60048-4464	Chesterbrook, Pennsylvania 19087

With a copy to:	With a copy to:
Allscripts Healthcare Solutions, Inc.	AmerisourceBergen Corporation
2401 Commerce Drive	1300 Morris Drive, Suite 100
Libertyville, IL 60048-4464	Chesterbrook, Pennsylvania 19087
Attn: General Counsel
Fax: (610) 727-3612

WHEREFORE, the parties have had a duly authorized officer execute this First Amendment as of the Effective Date.

Allscripts, Inc.	Bergen Brunswig Drug Company

/s/ John Cull	/s/ Dan Register

Signature	Signature

John Cull/Treasurer	Dan Register/VP Alternate Care

Print Name/Title	Print Name/Title

July 31, 2002	August 23, 2002

Date	Date

Allscripts Healthcare Solutions, Inc.

/s/ John Cull

Signature

John Cull/Treasurer

Print Name/Title

July 31, 2002

Date